UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2022

Arcosa, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware		1-38494	82-5339416
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard Street, Suite 400
Dallas,	Texas		75201
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (972) 942-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	ACA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Human Resources Committee of Arcosa, Inc. (the “Company”) has approved (i) an updated form of Restricted Stock Unit Agreement (the “RSU Agreement”), and (ii) an updated form of Performance-Based Restricted Stock Unit Grant Agreement (the “Performance RSU Agreement”). The following is a description of the material terms and provisions of each of these agreements. The descriptions as set forth under this Item 5.02 are qualified in their entirety by reference to the terms and conditions of Exhibits 10.1 and 10.2, respectively, which are incorporated by reference herein.
RSU Agreement
Pursuant to the RSU Agreement, each participant is eligible to vest in and receive a number of shares of Company common stock (“Shares”) over time equal to the number of restricted stock units (“RSUs”) granted based on the participant’s continued service with the Company. The RSUs will be subject to special vesting and forfeiture rules as set out in the RSU Agreement and the 2018 Stock Option and Incentive Plan (the “Plan”) and will vest according to the schedule specified in the RSU Agreement. After vesting, the Company will convert the RSUs granted into the equivalent number of Shares and shall deliver the Shares to the participant. If, prior to vesting, the participant’s employment with the Company terminates for any reason except death, disability, retirement, or termination without cause in connection with a change in control, or the participant violates the RSU Agreement, any RSUs unvested as of that date will be forfeited. In addition, if the participant violates the restrictive covenants set forth in the RSU Agreement, all remaining unvested RSUs shall be forfeited, and the participant will be required to repay the Company the Shares, or value of the Shares, previously received upon prior vesting pursuant to the RSU Agreement.
Performance RSU Agreement
Pursuant to the Performance RSU Agreement, the participant will receive between 0% and a set percentage in excess of 100% of a target number of RSUs, which shall be determined by the Company based on the achievement of performance conditions, with the purpose of serving as a performance incentive for the participant. The RSUs shall be awarded based upon the achievement of the goals and objectives set by the Company for the performance period defined by the appendix to the Performance RSU Agreement. Some or all of the RSUs awarded shall become vested as of May 15 of the year following the end of the defined performance period, subject to the determination that the participant has achieved at least the threshold requirements set out by the Company during the performance period. After vesting, the Company will convert the RSUs granted into the applicable number of Shares based on the performance results and shall deliver such Shares to the participant. At the time of the participant’s death, disability, retirement, or termination without cause, including, but not limited to, in connection with a change in control, any unvested RSUs are subject to special vesting rules set out by the Performance RSU Agreement. If the participant violates the restrictive covenants contained in the Performance RSU Agreement, all remaining unvested RSUs shall be forfeited, and the participant will be required to repay the Company the Shares, or value of the Shares, previously received pursuant to the Performance RSU Agreement.

Item 5.07    Submission of Matters to a Vote of Security Holders
On May 3, 2022, the Company held its 2022 Annual Meeting of Shareholders at which the Company’s shareholders voted on the following three proposals, and cast their votes as described below.

Proposal 1 – Election of Directors
The shareholders elected the following Directors to serve a term expiring at the 2023 annual meeting of shareholders:

Nominee	For	Against	Abstentions	Broker Non-Votes
Joseph Alvarado	41,034,045	447,587	25,364	2,638,118
Rhys J. Best	41,393,277	86,278	27,441	2,638,118
Antonio Carrillo	41,391,859	89,229	25,908	2,638,118
Jeffrey A. Craig	41,405,837	75,297	25,862	2,638,118
Ronald J. Gafford	41,261,572	218,429	26,995	2,638,118
John W. Lindsay	41,389,411	92,303	25,282	2,638,118
Kimberly S. Lubel	41,427,106	57,475	22,415	2,638,118
Julie A. Piggott	41,421,751	62,998	22,247	2,638,118
Douglas L. Rock	41,397,469	81,879	27,648	2,638,118
Melanie M. Trent	41,283,912	200,453	22,631	2,638,118
Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation
The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement dated March 22, 2022, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion related thereto, by the following vote:

For	Against	Abstentions	Broker Non-Votes
40,913,028	526,523	67,445	2,638,118
Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm for the Year Ending December 31, 2022
The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, by the following vote:

For	Against	Abstentions
44,040,650	74,634	29,830

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement
10.2	Form of Performance-Based Restricted Stock Unit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcosa, Inc.
(Registrant)

May 4, 2022	By:	/s/ Gail M. Peck
Name: Gail M. Peck
Title: Chief Financial Officer